Exhibit 23.1

                              CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement of RCN Corporation on Form S-3, of our report dated March 8, 2000 relating to the consolidated financial statements which appears in the RCN Corporation Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts in such Registration Statement."

/s/  PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 1, 2000